Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES THIRD QUARTER 2010 RESULTS

Third Quarter Highlights

•                  Third quarter 2010 AFFO per share of $0.15.

•                  NorthStar had $265 million available liquidity at September 30, 2010 including $135 million of unrestricted cash.

•                  Third quarter 2010 cash dividend of $0.10 per common share.

•                  $1.1 billion commercial real estate loan CDO acquired from CapitalSource Inc. for $7 million.

NEW YORK, NY, November 4, 2010 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended September 30, 2010.

Third Quarter 2010 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the third quarter 2010 of $0.15 per share compared with $0.25 per share for the third quarter 2009.  AFFO for the third quarter 2010 was $12.3 million compared with $19.5 million for the third quarter 2009.  Net loss to common stockholders for the third quarter 2010 was $(144.1) million, or $(1.87) per share, compared to a net loss of $(66.5) million, or $(0.95) per share for the third quarter 2009. Realized gains totaled $26.8 million for the third quarter 2010, compared with $29.2 million for the third quarter 2009. Third quarter 2010 net loss includes $(169.4) million of unrealized losses relating to non-cash mark-to-market adjustments principally caused by tighter credit spreads, increasing the value of NorthStar’s liabilities, compared to $(85.0) million of unrealized losses relating to non-cash mark-to-market adjustments for the third quarter 2009.  The non-cash mark-to-market gains and losses are excluded from AFFO.

At September 30, 2010, diluted GAAP book value per common share was $15.78. For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “During the 2010 third quarter we saw continued improvement in liquidity within the commercial real estate markets.  The broad search for yield by institutional and individual investors is increasingly driving down risk premiums for commercial real estate, and traditional real estate investors are becoming more aggressive in bidding for assets.  The CMBS markets are gradually healing, but volumes remain low by historical measures and there is an enormous need for debt capital that cannot be met by current providers.  Economic conditions and commercial property performance also continue to be challenging, but it appears that general economic fundamentals have somewhat stabilized.”

Mr. Hamamoto continued, “NorthStar remains well-positioned to capitalize on emerging investment opportunities in commercial real estate finance.  We are raising equity capital through our non-traded REIT efforts, for which NorthStar is the manager, and our strong liquidity position should allow us to pursue very interesting investment opportunities, such as the July 2010 CapitalSource CDO acquisition.  We are looking forward to the increasing opportunities we expect to see from the market as banks, loan servicers and other historical market participants become more aggressive in working out their real estate portfolios.”

Investment Summary

During the third quarter 2010 NorthStar used approximately $18 million of unrestricted cash in four separate investment transactions.  NorthStar, as previously announced acquired from CapitalSource Inc. for approximately $7 million the collateral management and special servicing rights and the original below-investment grade notes of a $1.1 billion commercial real estate loan collateralized debt obligation (“CSE CDO”).  After completing the acquisition NorthStar also purchased for $2 million approximately $28 million face of notes originally rated investment grade and issued by the CSE CDO.  NorthStar also acquired from its managed securities fund for approximately $3 million the equity notes and management fees relating to an $800 million commercial real estate securities CDO (N-Star IX) originally issued by NorthStar and in which NorthStar previously held a minority interest. NorthStar also invested $6 million in an equal partnership with a third party to acquire a defaulted $34 million first mortgage loan participation in which NorthStar also held a $70 million REO position prior to the purchase.

During the third quarter 2010, NorthStar funded $21 million related to prior loan commitments, including $16 million of loans funded by the CSE CDO relating to loans financed by the CDO. NorthStar received $43 million of loan repayment and asset sale proceeds including $18 million related to partial loan payoffs and $25 million related to the sale of a mezzanine loan backed by a hotel portfolio having a $32 million aggregate unpaid principal balance. In addition, NorthStar received $161 million of loan repayments in the CSE CDO, including $156 million related to three full payoffs and $5 million related to partial payoffs.  During the third quarter 2010, NorthStar also acquired $66 million of securities having a par amount of $138 million and having an average BBB+/Baa1 credit rating and received $62 million of proceeds from sales of securities. No net lease properties were acquired during the third quarter 2010.

On the July 8, 2010 acquisition date the CSE CDO loan collateral was comprised of approximately $1.1 billion of loans backed by commercial real estate, of which 99% are first mortgages.  Non-performing loans (“NPLs”) represented approximately $243 million of the collateral balance at closing.  The CDO’s reinvestment period expires in January 2012.  On the acquisition date, the fair market value of assets acquired exceeded the fair market value of liabilities assumed by approximately $15 million, which was recorded as an acquisition gain during the 2010 third quarter and excluded from AFFO. The fair market value of the management rights was approximately $7 million on the acquisition date.  The performing loan and NPL assets were acquired at aggregate 53% and 93% discounts, respectively, to outstanding principal balances, resulting in an approximately 14% weighted-average effective yield to estimated recovery amounts at maturity.  The $1 billion of issued CSE CDO note liabilities had a 1.7% weighted-average interest rate (based on 0.53% three-month LIBOR) and were recorded at their estimated fair market value of $440 million.  NorthStar elected the fair value option of accounting for these notes, consistent with the accounting treatment for its real estate debt CDOs.

On the acquisition date the CSE CDO had an approximately $152 million deficit in its overcollateralization (“OC”) test. At September 30, 2010, the OC deficit was approximately $124 million and as of the October 2010 monthly statement date, the OC deficit was further reduced to $27 million. During the third quarter 2010, NorthStar received $1.3 million of fees from the CSE CDO.  For further information relating to the CSE CDO, please refer to the supplemental information contained in the following pages.

The consolidation of N-Star CDO IX resulted in an approximately $161 million increase to NorthStar’s book value. The increase is attributable to the fair value of net assets at acquisition over the purchase price. NorthStar elected the fair value option of accounting for the available for sale securities and liabilities, consistent with the accounting treatment for its real estate securities CDOs.

NorthStar had approximately $7.3 billion of assets under management at September 30, 2010 based on par of loans and securities and purchase prices of owned real estate assets.

Liquidity, Financing, and Capital Markets

The weighted-average cost of NorthStar’s debt was 2.07% at September 30, 2010.

Total available liquidity at September 30, 2010 was approximately $265 million, including $135 million of unrestricted cash and cash equivalents, and $130 million of uninvested and available cash in NorthStar’s CDO financings, including $97 million in the CSE CDO. At September 30, 2010 NorthStar’s only unrestricted cash needs relating to non-discretionary future funding obligations associated with existing loan commitments totaled approximately $4 million.

During the third quarter 2010, NorthStar Income Opportunity REIT I, Inc. (NIOR), which is advised by NorthStar and for which NRF Capital Markets, a wholly-owned subsidiary of NorthStar, is the broker-dealer, raised approximately $19 million of equity capital.  Since its inception, NIOR has raised approximately $35 million from accredited investors.  On September 8, 2010, NIOR agreed to merge with NorthStar Real Estate Income Trust, Inc. (NSREIT), a registered non-traded REIT also advised and sponsored by NorthStar seeking to raise $1.1 billion and whose registration statement was declared effective during the third quarter 2010.  The merger was completed on October 18, 2010.

Risk Management

At September 30, 2010, exclusive of the CSE CDO, NorthStar had five loans on NPL status having a $78 million aggregate outstanding principal balance, representing 4.4% of total loan assets, compared to two loans representing $50 million as of June 30, 2010.  During the third quarter 2010, the lender group took effective ownership of retail collateral located in East Rutherford, NJ, in which NorthStar had a $93 million first mortgage participation and had $23 million reserved for in prior periods. NorthStar’s $70 million net investment in the REO is now classified as an equity investment in a non-consolidated joint venture. This loan was not an NPL at June 30, 2010 but had an August 2010 maturity default at which time the first mortgage lending group, which includes NorthStar, took effective ownership of the collateral. In addition, on September 30, 2010, the CSE CDO had nine loans on NPL status having a $240 million aggregate outstanding principal balance and a $15 million book value. NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent on contractual debt service payments or the loan has a maturity default.

During the third quarter 2010, NorthStar recorded $43.4 million of credit loss provisions relating to seven loans and recorded a $0.5 million credit for a loan sold in October 2010 for more than its $11 million net book value. The third quarter 2010 credit loss provision includes $6.5 million relating to the $32 million mezzanine loan sold during the quarter which had not been reserved for in prior periods. As of September 30, 2010, loan loss reserves totaled $174.7 million, or 9.9% of total NorthStar loans (exclusive of CSE CDO loans), related to 15 loans having an aggregate $408 million gross book value (exclusive of the related reserve).

NorthStar’s securities portfolio had two upgrade actions for $1 million and 62 downgrades representing $360 million of securities during the third quarter 2010.  NorthStar reports all current rating actions issued by each agency independently of actions issued during prior quarters. As of September 30, 2010 the average credit rating of NorthStar’s real estate securities was B+/B1. During the third quarter 2010, S&P and Fitch downgraded several classes of notes issued by two of NorthStar’s CDO financings, N-Star IX and N-Star III, respectively. Rating agency actions associated with NorthStar’s issued CDO financings have no impact on the payment terms of such debt. At September 30, 2010, N-Star CDOs I and II are failing their OC tests.

As of September 30, 2010, NorthStar’s net lease portfolio was 89% leased and net lease assets have a 6.9-year weighted average remaining lease term.  For more information regarding the core net lease assets (exclusive of healthcare net leased real estate), please refer to the tables on the following pages.

Andrew C. Richardson, chief financial officer and treasurer, commented, “NorthStar’s strong balance sheet, with no corporate debt maturities until June 2012, and solid liquidity position are positioning the Company to pursue creative investments like the CSE CDO acquisition, and enabling NorthStar to expand its asset management activities, such as in the non-traded REIT market.  Although portfolio credit challenges continue and economic conditions remain weak, increasing liquidity for commercial real estate should bolster the sector.”

Stockholder’s Equity and Dividends

At September 30, 2010, NorthStar had 82,377,124 total common shares and operating partnership units outstanding, and $77 million of non-controlling interest relating to its operating partnership. Book value per diluted common share was $15.78 at September 30, 2010. Exclusive of all unrealized mark-to-market adjustments, credit loss reserves, and accumulated depreciation and amortization, book value at September 30, 2010 would be $7.58 per diluted common share. For a calculation of book value per diluted common share, please refer to the table on the following pages.

On October 19, 2010, NorthStar announced that its Board of Directors declared a dividend of $0.10 per share of common stock, payable with respect to the quarter ended September 30, 2010.  The dividend will be paid on November 15, 2010 to shareholders of record as of the close of business on November 5, 2010.

Earnings Conference Call

NorthStar will hold a conference call to discuss third quarter 2010 financial results on Thursday, November 4, 2010, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a September 30, 2010 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-2930 or for international callers, by dialing 480-629-9726.

A replay of the call will be available one hour after the call through Thursday, November 11, 2010 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4371258.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues and other income:
Interest income	$88,791	$34,305	$207,087	$106,836
Interest income - related parties	112	4,179	1,033	13,129
Rental and escalation income	34,252	25,753	89,980	72,904
Advisory and management fee income - related parties	684	1,924	1,666	5,423
Commission income	1,861	—	2,233	—
Other revenue	1,093	206	2,340	552
Total revenues	126,793	66,367	304,339	198,844
Expenses:
Interest expense	32,233	28,360	100,054	92,448
Real estate properties - operating expenses	12,421	4,212	24,950	9,086
Asset management fees - related parties	—	841	466	2,536
Commission expense	1,399	—	1,677	—
Impairment on operating real estate	—	—	1,180	—
Provision for loan losses	42,877	24,229	136,134	62,691
General and administrative:
Salaries and equity-based compensation (1)	11,863	10,960	40,708	33,805
Auditing and professional fees	3,831	1,914	9,299	6,440
Other general and administrative	4,277	2,748	14,239	9,778
Total general and administrative	19,971	15,622	64,246	50,023
Depreciation and amortization	8,621	3,148	25,467	34,217
Total expenses	117,522	76,412	354,174	251,001
Income/(loss) from operations	9,271	(10,045)	(49,835)	(52,157)
Equity in earnings/(loss) of unconsolidated ventures	(60)	2,737	6,155	(1,522)
Unrealized (loss)/gain on investments and other	(198,168)	(88,336)	(206,408)	1,709
Realized gain on investments and other	26,795	29,215	109,766	89,411
Gain from acquisitions	15,363	—	15,363	—
(Loss)/Income from continuing operations before extraordinary item	(146,799)	(66,429)	(124,959)	37,441
(Loss)/income from discontinued operations	(49)	656	52	1,986
Gain on sale from discontinued operations	—	—	2,528	—
Consolidated net (loss)/income	(146,848)	(65,773)	(122,379)	39,427
Less: net (loss)/income attributable to the non-controlling interests	7,963	4,539	1,018	(9,816)
Preferred stock dividends	(5,231)	(5,231)	(15,694)	(15,694)
Net (loss)/income attributable to NorthStar Realty Finance Corp. common stockholders	$(144,116)	$(66,465)	$(137,055)	$13,917
Net (loss)/income per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(1.87)	$(0.95)	$(1.80)	$0.21
Weighted average number of shares of common stock:
Basic	77,139,868	69,896,439	76,211,705	67,445,995
Diluted	82,364,109	77,356,187	82,287,543	74,905,800

(1)          The three months ended September 30, 2010 and 2009 include $3,894 and $5,007 respectively, of equity-based compensation expense.  The nine months ended September 30, 2010 and 2009 include $13,133 and $15,471 respectively, of equity-based compensation expense. The nine months ended September 30, 2010 includes $3,583 of cash compensation expense and $1,014 of equity based compensation expense relating to a separation and consulting agreement with a former executive.

NorthStar Realty Finance Corp. Consolidated Balance Sheets ($ in thousands)	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS:
Cash and cash equivalents	$135,200	$138,928
Restricted cash (includes $377,260 and $74,453 from consolidated VIEs, respectively)	431,139	129,180
Operating real estate, net	957,416	978,902
Available for sale securities, at fair value (includes $1,504,382 and $283,184 from consolidated VIEs, respectively)	1,525,303	336,220
Real estate debt investments, net (includes $1,687,009 and $1,356,038 from consolidated VIEs, respectively)	1,841,416	1,936,482
Real estate debt investments, held-for-sale (includes $37,821 and $ - from consolidated VIEs, respectively)	37,821	611
Investments in and advances to unconsolidated ventures	98,641	38,299
Receivables, net of allowance of $781 in 2010 and $1,349 in 2009 (includes net $27,382 and $7,421 from consolidated VIEs, respectively)	32,083	17,912
Unbilled rents receivable	10,211	10,206
Derivative instruments, at fair value (includes $29 and $ - from consolidated VIEs, respectively)	29	—
Deferred costs and intangible assets, net	57,231	57,551
Assets of properties held for sale (includes $5,683 and $ - from consolidated VIEs, respectively)	5,683	—
Other assets (includes $2,923 and $2,888 from consolidated VIEs, respectively)	27,172	25,273
Total assets	$5,159,345	$3,669,564

LIABILITIES:
Mortgage notes and loans payable	804,835	795,915
Exchangeable senior notes	126,655	125,992
Bonds payable, at fair value (includes $1,963,042 and $584,615 from consolidated VIEs, respectively)	1,963,042	584,615
Secured term loans	36,881	368,865
Liability to subsidiary trusts issuing preferred securities, at fair value	170,629	167,035
Obligations under capital leases	1,818	3,527
Accounts payable and accrued expenses (includes $20,460 and $1,631 from consolidated VIEs, respectively)	53,160	30,071
Escrow deposits payable (includes $71,220 and $28,608 from consolidated VIEs, respectively)	71,705	39,461
Derivative liability, at fair value (includes $218,968 and $46,187 from consolidated VIEs, respectively)	256,952	67,044
Liabilities of properties held for sale (includes $153 and $ - from consolidated VIEs, respectively)	153	—
Other liabilities (includes $8,609 and $358 from consolidated VIEs, respectively)	28,904	28,399
Total liabilities	3,514,734	2,210,924

EQUITY:
NorthStar Realty Finance Corp. Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 77,161,103 and 74,882,600 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	772	749
Additional paid-in capital	699,221	662,805
Retained earnings	572,665	460,915
Accumulated other comprehensive loss	(50,350)	(92,670)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,463,680	1,273,171
Non-controlling interest	180,931	185,469
Total equity	1,644,611	1,458,640
Total liabilities and stockholders’ equity	$5,159,345	$3,669,564

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Funds from Operations:
Income from continuing operations before extraordinary item	$(146,799)	$(66,429)	$(124,959)	$37,441
Non-controlling interest in joint ventures	(1,853)	(2,555)	(8,780)	(6,995)
Consolidated net income/(loss) before non-controlling interest in operating partnership	(148,652)	(68,984)	(133,739)	30,446
Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(15,694)	(15,694)
Depreciation and amortization	8,621	3,148	25,467	34,217
Funds from discontinued operations	(46)	1,220	52	3,677
Real estate depreciation and amortization - unconsolidated ventures	237	247	711	741
Funds from Operations	(145,071)	(69,600)	$(123,203)	$53,387

Adjusted Funds from Operations:
Funds from Operations	$(145,071)	$(69,600)	$(123,203)	$53,387
Straight-line rental income, net	(341)	(562)	(1,248)	(1,733)
Straight-line rental income and fair value lease revenue, unconsolidated ventures	(18)	(22)	(63)	(79)
Amortization of equity-based compensation	3,894	5,007	13,133	15,471
Amortization of above/below market leases	(213)	(304)	(691)	(466)
Unrealized (gains)/losses from mark-to-market adjustments	169,431	83,351	135,654	(15,059)
Unrealized (gains)/losses from mark-to-market adjustments, unconsolidated ventures	—	1,652	3,357	10,145
Gain from acquisitions	(15,363)	—	(15,363)	—
Adjusted Funds from Operations	$12,319	$19,522	$11,576	$61,666

FFO per share of common stock	$(1.76)	$(0.90)	$(1.50)	$0.71
AFFO per share of common stock	$0.15	$0.25	$0.14	$0.82

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation;

•                  an adjustment to reverse the effects of acquisition gains or losses; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	September 30, 2010		Annualized (1)
Adjusted Funds from Operations (AFFO)	$12,319		$49,276	(A)
Plus: General & administrative expenses	19,971
Less: Equity-based compensation included in G&A	3,894

AFFO, excluding G&A	28,396		113,584	(B)

Average Common Book Equity & Operating Partnership Non-Controlling Interest (2)	$1,297,653	(C)

Return on Average Common Book Equity (including G&A)	3.8%	(A)/(C)
Return on Average Common Book Equity (excluding G&A)	8.8%	(B)/(C)

(1)	Annualized numbers are calculated by taking the current quarter amounts and multiplying by four.
(2)

Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Return on Average Common Book Equity by Business Segment (Pre-G&A)

Including and Excluding Mark-to-Market Adjustments, Credit Loss Reserves, and Accumulated Depreciation

and Amortization

($ in thousands)

	Lending	Securities	Healthcare Net Lease	Core Net Lease	Corporate / Other (1)	Total
AFFO, Pre-G&A	$(13,601)	$33,504	$2,478	$1,104	$4,911	$28,396
Annualized (A)	(54,404)	134,016	9,912	4,416	19,644	113,584
Average common book equity and operating partnership non-controlling interest (B) (2)	$755,789	$320,819	$25,660	$47,914	$147,471	$1,297,653
Allocated cumulative mark-to-market adjustments for assets, liabilities and interest rate swaps	(431,784)	(243,341)	(42,594)	(47,145)	(41,973)	(806,837)
Accumulated depreciation and amortization	—	—	66,510	67,939	—	134,449

Average common book equity and operating partnership non-controlling interest excluding mark-to-market adjustments, credit loss reserves, and accumulated depreciation and amortization (C) (2)	$324,004	$77,478	$49,575	$68,709	$105,499	$625,265

ROE, Net (A/B)	NEG	41.8%	38.6%	9.2%	13.3%	8.8%
ROE, Gross (A/C)	NEG	173.0%	20.0%	6.4%	18.6%	18.2%

(1)

Corporate / other average common book equity and operating partnership non-controlling interest includes $135 million of unrestricted cash and AFFO includes a $7.5 million gain on sale of corporate lending venture.

(2)	Average common book equity & operating partnership non-controlling interest computed using beginning and ending

Management Fees From NorthStar CDO Financings at September 30, 2010

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets	Senior	Subordinate	Total	Revenue
N-Star I	$253,207	0.15%	0.20%	0.35%	$886
N-Star II (1)	272,668	0.15%	0.20%	0.35%	954
N-Star III	411,056	0.15%	0.20%	0.35%	1,439
N-Star IV	462,372	0.15%	0.20%	0.35%	1,618
N-Star V	411,056	0.15%	0.20%	0.35%	1,439
N-Star VI	483,706	0.15%	0.25%	0.40%	1,935
N-Star VII	644,346	0.15%	0.20%	0.35%	2,255
N-Star VIII	985,464	0.15%	0.25%	0.40%	3,942
N-Star IX (2)	785,852	0.15%	0.25%	0.40%	3,143
CSE RE 2006-A (1) (3)	1,175,173	0.15%	0.25%	0.40%	4,701
Total	$5,884,900				$22,312

(1)	Subordinate management fees not received for the third quarter due to noncompliance with overcollateralization test.
(2)	As of September 30, 2010 NorthStar consolidated and has elected the fair value option for the available for sale securities and bonds payable.
(3)	NorthStar also received $0.8 million of special servicing fees and $0.2 million of advancing agent fees during the third quarter.

NorthStar CDO Financings Cash Distributions and Coverage Test Summary

($ in thousands)

			Quarterly
		Cash Distributions (1)	Interest Coverage	Overcollateralization
	Primary	Quarter Ended	Cushion (2)	Cushion
	Collateral	September 30,	September 30,	September 30,	At
	Type	2010	2010	2010	Offering (3)

N-Star I	CMBS	$32	$69	$(2,227)	$8,687
N-Star II	CMBS	0	(182)	(7,867)	10,944
N-Star III	CMBS	1,581	1,715	31,521	13,610
N-Star IV	Loans	2,111	2,474	91,339	19,808
N-Star V	CMBS	1,183	1,335	28,100	12,940
N-Star VI	Loans	1,108	3,452	49,496	17,412
N-Star VII	CMBS	2,235	1,793	29,196	13,966
N-Star VIII	Loans	3,778	5,279	130,421	42,193
N-Star IX	CMBS	2,153	2,445	53,812	24,516
CSE RE 2006-A	Loans	0	8,008	(123,693)	(151,595)

Table shows cash distributions to the retained income notes. Interest coverage and overcollateralization coverage to the most constrained class.

(1)	Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.
(2)	Quarterly interest cushion and overcollateralization cushions from remittance report issued on date nearest to September 30, 2010.
(3)	CSE RE 2006-A based on trustee report as of June 24, 2010.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$6	0.0%	0.0%
1997	40,141	1.4%	1.4%
1998	80,347	2.9%	4.3%
1999	30,456	1.2%	5.5%
2000	121,191	4.3%	9.8%
2001	95,641	3.4%	13.2%
2002	71,869	2.6%	15.8%
2003	118,573	4.3%	20.1%
2004	304,599	10.9%	31.0%
2005	506,688	18.1%	49.1%
2006	838,154	30.1%	79.2%
2007	419,083	15.0%	94.2%
2008	91,346	3.3%	97.5%
2009	69,075	2.5%	100.0%
Total	$2,787,169	100.0%

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$73,150	2.2%
AA	53,699	1.6%
A	241,338	7.3%
BBB	700,276	21.1%
BB	674,602	20.4%
B	562,473	17.0%
CCC	364,289	11.0%
CC	252,583	7.6%
C	319,319	9.6%
Below C	75,774	2.2%
Total	$3,317,503	100.0%

Assets Under Management at September 30, 2010

($ in thousands)

	$	%
Investment grade securities	$1,068,463	14.6%
First mortgage (1)	2,131,881	29.0%
Investment grade net lease (2)	161,845	2.2%
Non-investment grade securities	2,249,039	30.6%
Mezzanine and other subordinate loans (3)	756,186	10.3%
Non-investment grade net lease (2)	976,660	13.3%
Total	$7,344,074	100.0%

(1)	Includes $287 million of junior participations in first mortgages.
(2)	Net lease amounts prior to accumulated depreciation and impact of purchase price allocations.
(3)	Includes $196 million of equity investments primarily related to real estate loans, equity investments, and real estate owned assets.

Third Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested (1)

CMBS	$60,124
REIT Debt	4,199
CDO Debt	1,832
Total Securities	$66,155

(1)	Par amount was $138 million.

CSE RE 2006-A CDO Closing Balance Sheet

($ in thousands)

	At Closing
	Principal
	Balance	FMV		% of OPB

Loan assets - performing	$810,690	$380,003		47%
Loan assets - non-performing	243,113	15,970		7%
REO	18,259	4,201
Restricted cash	77,084	77,084
Derivative assets	0	38
Receivables	2,815	2,815
Total assets	$1,151,961	$480,111

CDO notes outstanding	$1,012,490	$440,096		43%
Derivative liabilities	0	11,829
Accounts payable and accrued expenses	12,528	12,528
Total liabilities	$1,025,018	$464,453

Non-controlling interest	2,083	295

Net assets	$124,860	$15,363	(1)

Management rights	NA	$7,000

Notes:

99% of loan assets are first mortgages having a 5.3% weighted average interest rate based upon 0.26% one-month LIBOR, 3.25% prime rate and adjusted for LIBOR floors. Non-performing loans are assumed to have zero yield for purposes of computing the weighted-average interest rate.

(1) Recorded as gain from acquisitions.

CSE RE 2006-A CDO Collateral Type As of Closing

($ in thousands)

	Principal Balance		Principal Balance
	Performing Loans		Non-Performing Loans
Collateral Type	$	%	$	%

Healthcare	$261,007	32.2%	$0	0.0%
Resort	217,615	26.9%	0	0.0%
Land	146,068	18.0%	192,709	79.3%
Hotel	76,086	9.4%	38,285	15.7%
Multifamily	36,851	4.5%	12,119	5.0%
Retail	10,332	1.3%	0	0.0%
Condo	1,845	0.2%	0	0.0%
Other	60,886	7.5%	0	0.0%
Total assets	$810,690	100.0%	$243,113	100.0%

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at June 30, 2010 (diluted)	$1,295,559	$15.73

Adjustment to retained earnings and non-controlling interest as a result of consolidation of N-Star CDO IX	160,826	1.95

Net income to common shareholders and non-controlling interest, excluding non-cash mark-to-market items included in net income	15,499	0.19

Mark-to-market adjustments included in net income:
CDO notes	(78,523)	(0.95)
Trust preferred debt	(24,766)	(0.30)
Securities and investments held at market value	(36,040)	(0.44)
Swaps and other hedges	(30,103)	(0.37)

Mark-to-market adjustments in other comprehensive income and non-controlling interest:
Effective hedges	1,547	0.02

Common dividends	(8,235)	(0.10)

Accretion/(dilution) from additional shares issued during quarter (1)	3,981	0.05
Total net increases/(decreases)	4,186	0.05

Common book value at September 30, 2010 (diluted) (2)	$1,299,745	$15.78

(1)	Primarily relates to amortization of LTIP shares and issuance of common shares from DRIP and DSPP. Per share dilution as a result of common shares issued.
(2)

Cumulative net mark-to-market adjustments total a positive $995.1 million ($12.08 per diluted share), credit loss reserves total a negative $174.7 million ($2.12 per diluted share) and accumulated real estate depreciation and amortization total a negative $145.1 million ($1.76 per diluted share) as of September 30, 2010. Excluding all mark-to-market adjustments, credit loss reserves, and accumulated depreciation and amortization would result in a $7.58 diluted book value per common share at September 30, 2010.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

Date Acquired	Tenant or Guarantor of Tenant	Location/MSA	Square Feet	Years Net Lease (1)	Acquisition Cost (2)		Existing Debt	Acquisition Cost less Debt

Oct-2004	ALGM Portfolio - Various (3) (4)	Two properties in New York, NY	25,165	0.7-5.8	$7,710	(5)	$0	$7,710
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	7.2	33,826		23,309	10,518
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	10.1	34,303		30,252	4,051
Jun-2007	Landis Logistics (6)	Reading, PA	609,000	6.3	28,473		18,710	9,763
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	15.3	34,519		27,881	6,638
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	6.4	30,144		21,759	8,385
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (4)	9 properties	467,971	5.3-13.9	64,503		47,911	16,592
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	5.0	62,718		46,413	16,304
Dec-2005	Cincom Systems, Inc. (7)	Springdale, OH/Cincinnati	486,963	11.3	69,341		51,480	17,862
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	1.6	22,424		15,165	7,259
Jul-2006	Northrop Grumman Space & Mission Systems Corp.(8)	Aurora, CO/Denver	183,529	4.8	43,625		33,583	10,042
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	4.7-6.8	21,955		16,944	5,010
Feb-2006	Quantum Corporation (9)	Colorado Springs, CO	406,207	2.2-10.4	27,635		17,971	9,664

Total NRFC NNN Holdings, LLC Portfolio			3,681,193	7.1	$481,176		$351,378	$129,799

(1)	Remaining lease terms as of September 30, 2010. Total represents weighted average based on acquisition cost.
(2)	Acquisition cost does not include purchase price allocations.
(3)	On May 18, 2010, a 10,800 square foot property in the portfolio sold for $3.3 million, and the proceeds are being held in escrow for use in aquiring a suitable replacement property.
(4)	The two ALGM portfolio properties, and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.
(5)

The two ALGM properties were owned by NorthStar’s predecessor prior to NorthStar’s initial public offering. The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of NorthStar’s initial public offering (10/29/04).

(6)	Landis Logistics commenced a seven year lease on January 5, 2010 for 105,000 square feet.
(7)	As of March 15, 2010, General Electric Co. vacated approximately 312,409 square feet of space.
(8)	The Northrop Grumman Space & Mission Systems Corp. property is financed with a $32.6 first mortgage with a third party and a $0.9 million mezzanine loan held by a consolidated NorthStar entity.
(9)	Dollar amounts shown are 50% of total values, representing NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended September 30, 2010				Primary Tenant
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	NOI Less Debt Service	Market Cap (1)		Actual Credit Rating

ALGM Portfolio - Various	$469	$315	—	$315	mixed tenants
Alliance Data Systems Corp.	582	581	(455)	126	$3,510		not rated
Citigroup, Inc.	525	523	(501)	22	113,584		A/A3
Landis Logistics (2)	52	(94)	(332)	(426)	N/A	(3)	not rated
Covance, Inc.	608	607	(517)	90	3,098		not rated	(4)
Credence Systems Corp.	674	673	(447)	226	307		not rated
Dick's Sporting Goods, Inc. / PetSmart, Inc.	1,285	1,253	(974)	280	3,354		not rated	(5)
Electronic Data Systems Corp.	1,372	1,370	(824)	546	13,900		not rated	(6)
Cincom Systems, Inc. (7)	567	232	(862)	(630)	N/A	(3)	not rated
GSA - U.S. Department of Agriculture	579	452	(302)	149	N/A		implied AAA
Northrop Grumman Space & Mission Systems Corp.	814	814	(701)	113	17,900		BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	441	439	(304)	135	362	(8)	B/B2	(9)
Quantum Corporation (50%)	608	605	(326)	279	583		B-/B3

Total	$8,576	$7,771	(6,545)	$1,226

(1)	Based on information from Bloomberg at close of market on September 30, 2010.
(2)	Landis Logistics lease includes first four months full rent abatement and four additional months of half rent abatement in the first year of the lease.
(3)	Privately-held company, market capitalization information is not publicly disclosed.
(4)	Covance has a $1.5 billion net worth and no long-term debt according to its June 30, 2010 financial statements.
(5)	PetSmart, Inc. is rated BB by S&P.
(6)	In August 2008, Hewlett-Packard Co. purchased Electronic Data Systems for $13.9 billion. During the first quarter of 2010, ratings for EDS were withdrawn.
(7)	As of March 15 , 2010, General Electric Co. vacated approximately 312,409 square feet of space. GE’s quarterly base rent had been $771,000.
(8)	In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.
(9)	The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772